INCENTIVE LIFE '02
$500,000 FACE AMOUNT

MALE, ISSUE AGE 35, STANDARD NON-TOBACCO USER UNDERWRITING RISK CLASS

OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $4,120
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $13,068.

                                                                                                                          END OF
                                                                                                   END OF                 MONTH
YEAR MONTH BEGINNING OF   BEGINNING OF GROSS            ADMINIST- COST OF  MORTALITY &   NET       MONTH POLICY           CASH
           MONTH POLICY   MONTH DEATH  PREMIUM  NET     RATIVE   INSURANCE  EXPENSE    INVESTMENT  ACCOUNT      SURRENDER SURRENDER
            ACCOUNT VALUE BENEFIT      PAID     PREMIUM CHARGE    CHARGE    CHARGE      EARNINGS   VALUE        CHARGE    VALUE
------------------------------------------------------------------------------------------------------------------------------------
5    49     $13,068       $500,000      $4,120  $3,873  $37      $42.67    $11.24      $57.50      $16,908       $6,905    $10,003
5    50     $16,908       $500,000      $-      $-      $37      $42.67    $11.22      $57.39      $16,874       $6,905    $9,969
5    51     $16,874       $500,000      $-      $-      $37      $42.68    $11.20      $57.27      $16,840       $6,905    $9,935
5    52     $16,840       $500,000      $-      $-      $37      $42.68    $11.17      $57.16      $16,807       $6,905    $9,902
5    53     $16,807       $500,000      $-      $-      $37      $42.68    $11.15      $57.04      $16,773       $6,905    $9,868
5    54     $16,773       $500,000      $-      $-      $37      $42.69    $11.13      $56.93      $16,739       $6,905    $9,834
5    55     $16,739       $500,000      $-      $-      $37      $42.69    $11.11      $56.81      $16,705       $6,905    $9,800
5    56     $16,705       $500,000      $-      $-      $37      $42.69    $11.08      $56.69      $16,671       $6,905    $9,766
5    57     $16,671       $500,000      $-      $-      $37      $42.70    $11.06      $56.58      $16,637       $6,905    $9,732
5    58     $16,637       $500,000      $-      $-      $37      $42.70    $11.04      $56.46      $16,602       $6,905    $9,697
5    59     $16,602       $500,000      $-      $-      $37      $42.70    $11.01      $56.34      $16,568       $6,905    $9,663
5    60     $16,568       $500,000      $-      $-      $37      $42.70    $10.99      $56.23      $16,534       $6,905    $9,629

CALCULATION OF DEATH BENEFIT:
   Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either Option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the Face Amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 250%. For this example, the Death Benefit is the maximum of $500,000 and 250%*$13,068 = $32,670. Therefore, the Death Benefit is $500,000.

CALCULATION OF NET PREMIUM:
   The Net Premium equals the Gross Premium paid less the Premium Charge. The Premium Charge is 6% of each premium payment. Currently, we reduce this charge to 3% of each premium payment after an amount equal to ten Target Premiums has been paid. The Target Premium is actuarially determined for each policy, based on that policy's characteristics. For this hypothetical insured, the Target Premium is $8,220, so ten Target Premiums is $82,200. The policy has paid 5 premiums of $4,120, or $20,600. Hence, the insured has not yet paid 10 Target Premiums and the premium charge is 6%. Therefore, the Net Premium = Gross Premium*(1-Premium Charge) = $4,120*(1-.06) = $3,873.

CALCULATION OF CHARGES:
   The Monthly Administrative Charge is $20 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $7). We also charge an additional amount per $1,000 of initial base Policy Face Amount during the policy's first ten years. The amount charged per $1,000 varies with the insured's age at policy issue and is set forth in the policy. For example, for this illustration the current Monthly Administrative Charge in year 5 is equal to $7 per policy plus $0.06 per $1,000 of Face Amount, or $7+$0.06*$500,000/$1000 = $37. On a guaranteed basis, the Monthly Administrative Charge would be $10 per policy plus $0.06 per $1,000 of Face Amount, or $10+$0.06*$500,000/$1000 = $40.

   The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is 0.00008833. Therefore, the Cost of Insurance Charge is 0.00008833*($500,000- ($13,068+$3,873-$37)) = $42.67. On a guaranteed basis, the maximum monthly rate for this insured is 0.00017833 and the maximum Cost of Insurance Charge would be 0.00017833*($500,000-($13,068+$3,873-$37)) = $86.15.

   The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. In years 1 through 15, the maximum charge is 0.80% (annual rate) of the value in our variable investment options.

   During the first 15 years, we currently charge 0.80% (annual rate) of the value in our variable investment options up to $250,000, 0.70% (annual rate) of the value over $250,000 and up to $2 million, and 0.60% (annual rate) of the value over $2 million. For policy years 16 and later, the maximum charge is 0.50% (annual rate) of the value in our variable investment options. In policy years 16 and later, we currently charge 0.30% (annual rate) of the value in our variable investment options up to $250,000 and 0.20% (annual rate) of the value in our variable investment options over $250,000. For this example, it is assumed that 100% of the Policy Account Value is invested in our variable investment options. Therefore, in policy month 49, the guaranteed Mortality and Expense Risk Charge is (0.0080/12)*($13,068+$3,873- $37-$42.67) = $11.24. Because the Policy Account Value is less than $250,000, the current Mortality and Expense Risk Charge is also (0.0080/12)*($13,068+ $3,873-$37-$42.67) = $11.24.

                           Part C Calculation Exhibit               00703 IL '02

CALCULATION OF NET INVESTMENT EARNINGS:
   This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees, and other expenses of all of the underlying Portfolio assets). The net rate of return takes into consideration investment management fees equivalent to an annual charge of 0.68% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 1.05%. After the deduction of the arithmetic average of the investment management fees and other expenses of all of the underlying Portfolios, the corresponding net annual rate of return would be 4.17%. The net annual rate of return does not reflect the Mortality and Expense Risk Charge or other charges we deduct from the policy's value each month. However, the policy values shown above do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

   The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return for this illustration is 0.3412%. The Net Investment Earnings in policy month 49, for example, is (0.341%)*($13,068+$3,873-$37-$42.67-$11.24) = $57.50.

   If the gross annual rate of return were 0%, the net annual rate of return would be -1.73%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.07%.

CALCULATION OF POLICY ACCOUNT VALUE:
   The end of month Policy Account Value is equal to the beginning of month Policy Account Value plus the Net Premium, less Charges, plus Net Investment Earnings. For example, in policy month 49, the end of month policy account value is $13,068+$3,873-$37-$42.67-$11.24+$57.50 = $16,908.

CALCULATION OF CASH SURRENDER VALUE:
   A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 10 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the Surrender Charge is set forth in the policy. For example, in policy month 49, the Surrender Charge for this illustration is $6,905. The Cash Surrender Value at the end of policy month 49 is $16,908-$6,905 = $10,003.

CALCULATION DIFFERENCES IN OTHER YEARS:

   -Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

   -Net Premium: Once the policyholder has paid the equivalent of 10 Target
     Premiums, or $82,200 in this illustrative example, the premium charge on a current basis may be reduced to 3% and thus the Net Premium would be equal to the Gross Premium * (1-.03).

   -Monthly Charges:

   -The Monthly Administrative Charge is the same in years 2 through 10, and in years 11 and later. The calculation of the charges in year 1, years 2 through 10, and years 11 and later is described above.

   -As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next. This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

   -The Mortality and Expense Risk Charge depends on the Mortality and Expense
     Risk Charge rate and the amount of the Policy Account Value invested in our variable investment options. As described above, the Mortality and Expense Risk Charge Rate is different in years 1 through 15, and years 16 and later. If the Policy Account Value invested in our variable investment options grows, the Mortality and Expense Risk Charge deducted will be higher. However, if the Policy Account Value invested in our variable investment options increases above $250,000 or above $2,000,000, the Risk Charge Rate on a current basis may be reduced as described above.

   -Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively.

   -Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net Premiums paid, the Charges deducted, and the Net Investment Earnings.

   -Cash Surrender Value: The Surrender Charge is level in years 1 through 6 and then decreases each month until the end of year 10, after which is it zero. The decrease in the Surrender Charge may increase the Cash Surrender Value, depending on the Policy Account Value. After year 10, the Cash Surrender Value will be equal to the Policy Account Value.


                           Part C Calculation Exhibit               00703 IL '02

INCENTIVE LIFE COLI
$2,500,000 FACE AMOUNT

MALE, ISSUE AGE 45, GUARANTEED ISSUE NON-TOBACCO USER UNDERWRITING RISK CLASS

OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $35,600
USING CURRENT CHARGES, 6% GROSS INTEREST RATE

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. THE POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $113,254.

                  BEGINNING OF      BEGINNING OF                                                DEATH BENEFIT
                  MONTH POLICY      MONTH DEATH    GROSS PREMIUM                ADMINISTRATIVE    GUARANTEE
    YEAR  MONTH   ACCOUNT VALUE       BENEFIT           PAID       NET PREMIUM     CHARGE          CHARGE      SALES CHARGE
-------------------------------------------------------------------------------------------------------------------------------
      5     49     $ 113,254        $ 2,500,000     $ 35,600        $ 34,888         $ 6            $ 25          $ 178
      5     50     $ 147,546        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     51     $ 146,949        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     52     $ 146,349        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     53     $ 145,747        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     54     $ 145,143        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     55     $ 144,537        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     56     $ 143,928        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     57     $ 143,317        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     58     $ 142,703        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     59     $ 142,087        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178
      5     60     $ 141,469        $ 2,500,000     $     --        $     --         $ 6            $ 25          $ 178


                                                                             END OF MONTH
                 COST OF INSURANCE    MORTALITY &       NET INVESTMENT      POLICY ACCOUNT        SURRENDER       END OF MONTH CASH
    YEAR  MONTH        CHARGE        EXPENSE CHARGE       EARNINGS               VALUE              CHARGE        SURRENDER VALUE
------------------------------------------------------------------------------------------------------------------------------------
      5     49       $ 889.86          $ 73.52            $ 577.26            $ 147,546           $ 10,009          $ 137,537
      5     50       $ 890.08          $ 73.22            $ 574.93            $ 146,949           $ 10,009          $ 136,940
      5     51       $ 890.31          $ 72.93            $ 572.58            $ 146,349           $ 10,009          $ 136,340
      5     52       $ 890.54          $ 72.63            $ 570.23            $ 145,747           $ 10,009          $ 135,738
      5     53       $ 890.76          $ 72.32            $ 567.86            $ 145,143           $ 10,009          $ 135,134
      5     54       $ 890.99          $ 72.02            $ 565.49            $ 144,537           $ 10,009          $ 134,528
      5     55       $ 891.22          $ 71.72            $ 563.11            $ 143,928           $ 10,009          $ 133,919
      5     56       $ 891.45          $ 71.41            $ 560.72            $ 143,317           $ 10,009          $ 133,308
      5     57       $ 891.68          $ 71.11            $ 558.32            $ 142,703           $ 10,009          $ 132,694
      5     58       $ 891.91          $ 70.80            $ 555.91            $ 142,087           $ 10,009          $ 132,078
      5     59       $ 892.15          $ 70.49            $ 553.49            $ 141,469           $ 10,009          $ 131,460
      5     60       $ 892.38          $ 70.18            $ 551.06            $ 140,849           $ 10,009          $ 130,840

CALCULATION OF DEATH BENEFIT
 Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Policy Account Value. Under either option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the face amount. The Alternative Death Benefit is calculated by multiplying the Policy Account Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 191%. For this example, the Death Benefit is the maximum of $2,500,000 and 191%*$113,254=$216,315. Therefore, the Death
 Benefit is $2,500,000.

CALCULATION OF NET PREMIUM:
 The Net Premium equals the Gross Premium paid less the Charge for Tax.
 Note: This Tax Charge varies by state of issue. For this example, we assumed a 2% Tax Charge. Therefore, Net Premium = Gross Premium * (1 - Tax Charge) = $35,600*(1-.02)=$34,888.

CALCULATION OF CHARGES:
 The Monthly Administrative Charge is $25 in each of the policy's first 12 months and a maximum charge of $10 in each subsequent month (currently we charge $6).

 The Sales Charge is equal to .005 of the SLTP in the first 10 years, but the cumulative sales charge paid to date will never exceed 6% of the cumulative premiums. For this example, the SLTP is $35,600, the cumulative premiums is $178,000 and the cumulative sales charge paid to date is $8,544.Therefore, the Sales Charge is equal to minimum of (.005 x $35,600 or [(.06 *$178,000)-$8,544]) = min($178, $2,136) = $178 per month.

 The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is .00037833. Therefore, the Cost of Insurance charge is .00037833*($2,500,000-($113,254+$34,888-(6+25+178)))=
 $889.86. On a guaranteed basis, the maximum monthly charge is also .00037833 and the maximum Cost of Insurance charge would be $889.86.

 The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. The maximum charge is 0.90% (annual rate) of the value in our investment options. We currently charge 0.60% (annual rate) of the value in our investment options. For example, in policy month 49, the current Mortality and Expense risk charge is (.006/12)*($113,254+$34,888-$6-$25-$178-$889.86)=$73.52.

CALCULATION OF NET INVESTMENT EARNINGS:
 This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees and other expenses of all of the underlying Portfolio assets). The net annual rate of return takes into consideration investment management fees equivalent to an annual charge of 0.66% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.46%. After the deduction of the arithmetic average of the investment management fees and other expenses of all the underlying portfolios, the corresponding net annual rate of return would be 4.82%. The net annual rate of return does not reflect the mortality and expense risk charge or other charges we deduct from the policy's value each month. However, the policy values shown do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

 The monthly net investment earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return is .3928%. The Net Investment Earnings in policy month 49, for example, is .3928%*($113,254+ $34,888-$6-$25-$178-$889.86-$73.52)=$577.26

 If the gross annual rate of return were 0%, the net annual rate of return would be -1.12%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.75%.

CALCULATION OF POLICY ACCOUNT VALUE
 The end of month policy account value is equal to the beginning of month policy account value plus the net premium less charges, plus net investment earnings. For example, in policy month 49, the end of month policy account value is $113,254+$34,888-$6-$25-$178-$889.86-$73.52+$577.26=$147,546.

CALCULATION OF CASH SURRENDER VALUE
 A Surrender Charge is deducted from the Account Value if the policy is surrendered during the first 15 policy years. The Cash Surrender Value is the Policy Account Value less the Surrender Charge. The amount of the surrender charge is set forth in the policy. For example, the Surrender Charge is the lesser of (.66 x one target premium of $34,150) or [(.24*target premium paid in first policy year of $34,150)+(.03*additional premium paid to date of $143,850 )] times the applicable percentage of .8 = min($22,539, $12,511.50) x .8 = $10,009.20. The cash surrender value at the end of policy month 49 is $147,546-$10,009 = $137,537.

 CALCULATION DIFFERENCES IN OTHER YEARS:
 - Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

- Monthly Charges:
     - The Monthly Administrative Charge is the same in years 2 and later. The calculation of the charges in year 1 and in years 2 and later is described above.
     - As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next.
            This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase. However, for policies that have been in force for more than nine years, we reduce the current monthly insurance charge (or, for New York policies, the mortality and expense risk charge). The dollar amount by which we reduce each month's charge is a percentage of the total amount in our investment options (not including any value we are holding as collateral for any policy loans). The percentage reduction in the current charges that begins in the policy's tenth year will grade up to an annual rate of .60% in the 25th policy year and all subsequent years. This charge reduction applies on a current basis and is not guaranteed.
    - The Mortality and Expense Risk Charge depends on the Mortality and Expense Risk Charge rate and the amount of the Policy Account Value invested in our investment options. If the Policy Account Value invested in our investment options grows, the Mortality and Expense Risk Charge deducted will be higher.

    - Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increase or decreases, the Net Investment Earnings will increase or decrease, respectively.

    - Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net premiums paid, the Charges deducted, and the Net Investment Earnings.

    - Cash Surrender Value: The calculation of the surrender charge is the same during the first 15 policy years, except that the applicable percentage varies by year. After 15 years, the surrender charge will be zero and the cash surrender value will be equal to the policy account value.

INCENTIVE LIFE COLI '04
$2,500,000 FACE AMOUNT

MALE, ISSUE AGE 45, GUARANTEED ISSUE NON-TOBACCO USER UNDERWRITING RISK CLASS

OPTION A DEATH BENEFIT
PLANNED ANNUAL PREMIUM:  $35,600
USING CURRENT CHARGES, 6% GROSS INTEREST RATE
USING THE GUIDELINE PREMIUM TEST

THE TABLE BELOW SHOWS THE MONTHLY PROGRESS OF THE POLICY ACCOUNT VALUE, THE CASH SURRENDER VALUE, AND THE DEATH BENEFIT FROM BEGINNING TO END OF YEAR 5. The POLICY ACCOUNT VALUE AT THE END OF YEAR 4 IS $122,865 AND THE CASH SURRENDER VALUE IS $129,016.


                 BEGINNING OF      BEGINNING OF         GROSS                                    COST OF
                 MONTH POLICY      MONTH DEATH         PREMIUM         NET     ADMINISTRATIVE   INSURANCE
 YEAR    MONTH   ACCOUNT VALUE       BENEFIT            PAID         PREMIUM      CHARGE         CHARGE
-------------------------------------------------------------------------------------------------------------
  5       49       $ 122,865        $ 2,500,000        $ 35,600      $ 34,532      $ 10         $ 593.45
  5       50       $ 157,326        $ 2,500,000        $     --      $     --      $ 10         $ 593.47
  5       51       $ 157,256        $ 2,500,000        $     --      $     --      $ 10         $ 593.49
  5       52       $ 157,185        $ 2,500,000        $     --      $     --      $ 10         $ 593.51
  5       53       $ 157,114        $ 2,500,000        $     --      $     --      $ 10         $ 593.53
  5       54       $ 157,043        $ 2,500,000        $     --      $     --      $ 10         $ 593.54
  5       55       $ 156,972        $ 2,500,000        $     --      $     --      $ 10         $ 593.56
  5       56       $ 156,900        $ 2,500,000        $     --      $     --      $ 10         $ 593.58
  5       57       $ 156,828        $ 2,500,000        $     --      $     --      $ 10         $ 593.60
  5       58       $ 156,756        $ 2,500,000        $     --      $     --      $ 10         $ 593.62
  5       59       $ 156,683        $ 2,500,000        $     --      $     --      $ 10         $ 593.63
  5       60       $ 156,611        $ 2,500,000        $     --      $     --      $ 10         $ 593.65
                                                   END OF                        END OF
                  MORTALITY &         NET        MONTH POLICY     ENHANCED     MONTH CASH
                   EXPENSE        INVESTMENT       ACCOUNT         CASH       SURRENDER
 YEAR   MONTH      CHARGE           EARNINGS        VALUE           VALUE        VALUE
-----------------------------------------------------------------------------------------
  5      49       $ 98.00          $ 631.30      $ 157,326        $ 4,998       $ 162,325
  5      50       $ 97.95          $ 631.02      $ 157,256        $ 4,998       $ 162,254
  5      51       $ 97.91          $ 630.73      $ 157,185        $ 4,998       $ 162,184
  5      52       $ 97.86          $ 630.45      $ 157,114        $ 4,998       $ 162,113
  5      53       $ 97.82          $ 630.16      $ 157,043        $ 4,998       $ 162,041
  5      54       $ 97.77          $ 629.88      $ 156,972        $ 4,998       $ 161,970
  5      55       $ 97.73          $ 629.59      $ 156,900        $ 4,998       $ 161,898
  5      56       $ 97.69          $ 629.30      $ 156,828        $ 4,998       $ 161,826
  5      57       $ 97.64          $ 629.01      $ 156,756        $ 4,998       $ 161,754
  5      58       $ 97.60          $ 628.72      $ 156,683        $ 4,998       $ 161,682
  5      59       $ 97.55          $ 628.43      $ 156,611        $ 4,998       $ 161,609
  5      60       $ 97.50          $ 628.13      $ 156,538        $ 4,998       $ 161,536


CALCULATION OF DEATH BENEFIT

  Under Option A, the Death Benefit is level and equal to the Face Amount. Under Option B, the Death Benefit is equal to the Face Amount plus the Cash Surrender Value. Under either option, a higher Alternative Death Benefit may apply if the value in the policy reaches certain levels relative to the face amount. The Alternative Death Benefit is calculated by multiplying the Cash Surrender Value by a percentage specified in the policy. For example, in the beginning of policy month 49, the percentage is 191%. For this example, the Death Benefit is the maximum of $2,500,000 and 191%*$129,016 = $246,421.
  Therefore, the Death Benefit is $2,500,000.

CALCULATION OF NET PREMIUM:

  The Net Premium equals the Gross Premium paid less the Sales Charge and the Charge for Tax. Note: This Tax Charge varies by state of issue. For this example, we assumed a 2% Tax Charge. The Sales Charge is equal to 7% in the first four years, and 1% thereafter. Therefore, Net Premium = Gross Premium * (1 - Sales Charge - Tax Charge) = $35,600 * (1 - .01 - .02) = $34,532.

CALCULATION OF CHARGES:

  The Monthly Administrative Charge is $10.

  The current Monthly Cost of Insurance Charge is determined by multiplying the current Cost of Insurance rate by the amount we have at risk under the policy. The Cost of Insurance rate varies depending on the specifics of the policy and the policy year. The maximum rates charged are set forth in the policy. The amount at risk is the difference between (a) the Death Benefit and (b) the then Total Account Value under the policy. For example, in policy month 49, the current Monthly Cost of Insurance rate is .00025333. Therefore, the Cost of Insurance charge is .00025333 * ($2,500,000 - ($122,865 + $34,532 - 10)) =
  $593.45. On a guaranteed basis, the maximum monthly charge is .0003675 and the maximum Cost of Insurance Charge is .0003675 * ($2,500,000 - ($122,865 +
  $34,532 - $10)) = $860.91.

  The Mortality and Expense Risk Charge is deducted from the Policy Account Value each month. The maximum charge (annual rate) is 1.00% in years 1 to 5, 0.75% in years 6 to 20, and 0.50% thereafter of the value in our variable investment options. We currently charge (annual rate) .75% in years 1 to 5, 0.55% in years 6 to 20, and 0.35% thereafter of the value in our variable investment options. For example, in policy month 49, the current Mortality and Expense Risk Charge is (.0075/12) * ($122,865 + $34,532 - $10 - $593.45)
  = $98.

CALCULATION OF NET INVESTMENT EARNINGS:

  This illustration assumes that all of the Account Value is invested in Portfolios that achieve investment returns at a constant hypothetical gross annual rate of 6% (i.e., before any investment management fees and other expenses of all of the underlying Portfolio assets). The net annual rate of return takes into consideration investment management fees equivalent to an annual charge of 0.68% and an assumed average asset charge for all other expenses of the underlying Portfolios equivalent to an effective annual rate of 0.32%. After the deduction of the arithmetic average of the investment management fees and other expenses of all the underlying portfolios, the corresponding net annual rate of return would be 4.94%. The net annual rate of return does not reflect the mortality and expense risk charge or other charges we deduct from the policy's value each month. However, the policy values shown do reflect all charges. The net annual rates of return on a current basis and on a guaranteed basis are equal.

  The monthly net investment earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return is .40263%. The Net Investment Earnings in policy month 49, for example, is .40263%*($122,865+$34,532-$10-$593.45-$98)=$631.30.

  If the gross annual rate of return were 0%, the net annual rate of return would be -1.00%. Similarly, if the gross annual rate of return were 12%, the net annual rate of return would be 10.88%.

CALCULATION OF POLICY ACCOUNT VALUE

  The end of month policy account value is equal to the beginning of month policy account value plus the net premium less charges, plus net investment earnings. For example, in policy month 49, the end of month policy account value is $122,865+$34,532-$10-$593.45-$98+$631.30=$157,326.

CALCULATION OF CASH SURRENDER VALUE

  An Enhanced Cash Value is added to the Account Value if the policy is surrendered during the first 7 years. The Cash Surrender Value is the Policy account Value plus the Enhanced Cash Value. The Enhanced Cash Value is equal to a percentage of the cumulative sales load and charge for taxes deducted from premiums paid through year 5. For example, the Enhanced Cash Value is
  0.36 * ($35600 * ((4 * (.07 + .02)) + (.01 + .02)) = $4998.24. The Cash
  Surrender Value at the end of policy month 49 is $157,326 + $4,998 = $162,325.

CALCULATION DIFFERENCES IN OTHER YEARS:

- Death Benefit: In later years, the Policy Account Value may become large enough such that the higher Alternative Death Benefit would apply and thus increase the Death Benefit payable.

-    Monthly Charges:

- The Monthly Administrative Charge is the same in all years. The calculation of the charges is described above.

- As described above, the Monthly Cost of Insurance Charge depends on the Cost of Insurance Rate and the amount we have at risk under the policy. The Cost of Insurance Rate generally increases from one policy year to the next.

        This happens automatically because of the insured person's increasing age. The amount we have at risk under the policy may increase or decrease over time. If the amount we have at risk under the policy increases, the Monthly Cost of Insurance Charge will increase.

- The Mortality and Expense Risk Charge depends on the Mortality and Expense Risk Charge rate and the amount of the Policy Account Value invested in our investment options. If the Policy Account Value invested in our investment options grows, the Mortality and Expense Risk Charge deducted will be higher.

- Net Investment Earnings: The monthly Net Investment Earnings is the monthly net rate of return times the Policy Account Value. The monthly net rate of return does not vary by year for this illustration. If the Policy Account Value increases or decreases, the Net Investment Earnings will increase or decrease, respectively.

- Policy Account Value: The calculation of the Policy Account Value does not vary by year. The Policy Account Value will increase or decrease over time depending on the Net premiums paid, the Charges deducted, and the Net Investment Earnings.

- Cash Surrender Value: The calculation of the Enhanced Cash Value is the same during the first 7 policy years, except that the applicable percentage varies by year. After 7 years, the Enhanced Cash Value will be zero and the Cash Surrender Value will be equal to the Policy Account Value.